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                                                                     Exhibit 99j


                        Consent of Independent Auditors


We consent to the references to our firm under the captions "Financial Highlights" in the prospectus and "Independent Auditors" and "Financial Statements" in the Statement of Additional Information, both included in Post-Effective Amendment No. 57 to the Registration Statement on Form N-1A (No. 811-6526) of Brenton Mutual Funds of The Coventry Group and to the use of our report dated April 28, 1999, incorporated therein by reference.



                                                           /s/ ERNST & YOUNG LLP
                                                           ERNST & YOUNG LLP

Columbus, Ohio
July 28, 1999